Exhibit 99.1

United States Short Oil Fund, LP

Monthly Account Statement

For the Month Ended June 30, 2017

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$671,146
Unrealized Gain (Loss) on Market Value of Futures	72,314
Dividend Income	1,898
Interest Income	5,360
ETF Transaction Fees	700
Total Income (Loss)	$751,418

Expenses
General Partner Management Fees	$6,429
Professional Fees	6,164
Brokerage Commissions	3,032
Non-interested Directors' Fees and Expenses	84
Prepaid Insurance Expense	99
NYMEX License Fee	161
Total Expenses	15,969
Expense Waiver	(7,930)
Net Expenses	$8,039
Net Income (Loss)	$743,379

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 6/1/17	$10,596,089
Additions (50,000 Shares)	3,599,851
Withdrawals (50,000 Shares)	(3,841,718)
Net Income (Loss)	743,379

Net Asset Value End of Month	$11,097,601
Net Asset Value Per Share (150,000 Shares)	$73.98

To the Limited Partners of United States Short Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended June 30, 2017 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Short Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612